Exhibit 10.3
[Hirschler Fleischer letterhead]
May 25, 2006
VIA FACSIMILE — 972-644-2411
TR Hidden Lake Partners, Ltd.
c/o Thompson Realty Corporation
2505 N. Plano Road, Suite 3000
Richardson, Texas 75082
Attn: W. T. Field.

Re:	Contract of Sale Between TR Hidden Lake Partners, Ltd., a Texas limited partnership, as seller and Triple Net Properties, LLC, a Virginia limited liability company, as purchaser
Dear Mr. Field:
     On behalf of our client, Triple Net Properties, LLC, the purchaser under the captioned contract, I hereby request an extension of the Feasibility Period to June 2, 2006. If this extension is acceptable, please sign below.
Very truly yours,
/s/ David F. Belkowitz
David F. Belkowitz
AGREED TO:

TR HIDDEN LAKE PARTNERS, LTD.

By:	TRDC Hidden Lake Partners, Ltd., General Partner

	By:	Thompson Realty Development Corporation, General Partner

		By:	/s/ W. T. Field

Its: President
/ddb
cc: Mr. Gus Remppies